                                                         EXHIBIT 99B

                          THE TOLEDO EDISON COMPANY

P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF PREFERRED STOCK SHARE OWNERS TO BE HELD
                           ON             , 1995.
R
     The undersigned hereby appoints Robert J. Farling and E. Lyle Pepin
     (and if only one is present then by that one with full power of
O substitution and revocation) as proxies, with the powers the undersigned would possess if personally present, to vote all shares of Preferred Stock of the undersigned in The Toledo Edison Company (and to exercise all other
X share owner rights and powers) at the special meeting of preferred stock share owners to be held on , 1995 and at any adjournments thereof, upon all matters that may properly come before the meeting, including the matter
Y identified on the reverse side of this proxy and described in the Proxy Statement/Prospectus furnished herewith, subject to any directions indicated on the reverse side of this proxy.


                                                  (change of address)

                                       _______________________________________
                                       _______________________________________
                                       _______________________________________
                                       _______________________________________
                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)


    YOUR VOTE FOR THE APPROVAL OF THE MERGER SHOULD BE INDICATED ON THE REVERSE SIDE. EXCEPT TO THE EXTENT OTHERWISE SPECIFIED ON THE REVERSE SIDE, THE BOARD OF DIRECTOR PROXIES INTEND TO VOTE FOR THE ISSUE SET FORTH ON THE REVERSE SIDE. THE PROXIES CANNOT VOTE YOUR SHARES
    UNLESS YOU SIGN AND RETURN THIS CARD.

                                                        ----------------------
                                                        |  SEE REVERSE SIDE  |
                                                        ----------------------

/ X /  PLEASE MARK YOUR                                                SHARES IN YOUR NAME
       VOTES AS IN THIS
       EXAMPLE.

PROPOSAL 1                                             FOR       AGAINST     ABSTAIN
To approve the Agreement of Merger between the       /    /      /    /      /     /       PLEASE MARK, SIGN, DATE AND RETURN YOUR
Company and The Cleveland Electric Illuminating                                            PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
Company

                                                                                           The Toledo Edison Company
                                                                                           c/o SOCIETY NATIONAL BANK
                                                                                           P.O. Box 6477, Cleveland, Ohio 44197-9777

                                                                                           -----------------------------------------
                                                                                           |        THE BOARD OF DIRECTORS         |
                                                                                           |        RECOMMENDS A VOTE FOR          |
                                                                                           |                          ---          |
                                                                                           |        PROPOSAL 1                     |
                                                                                           -----------------------------------------
                                                          Change of Address   /    /

                                                                                           SIGN EXACTLY AS REGISTERED
                                                                                           NAME(S) APPEARS HEREON

     SIGNATURE(S)                                                      DATE
                 -----------------------------------------------------     ----------------------------
     SIGNATURE(S)                                                      DATE
                 -----------------------------------------------------     ----------------------------
     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.